Exhibit 10(i)



















                         BROYHILL FURNITURE INDUSTRIES, INC.

                               EXECUTIVE INCENTIVE PLAN






















                                                              February 1995



                                  TABLE OF CONTENTS




          INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . .   1

          OBJECTIVES OF PLAN  . . . . . . . . . . . . . . . . . . . . .   1
               Objectives . . . . . . . . . . . . . . . . . . . . . . .   1
               Award Achievement  . . . . . . . . . . . . . . . . . . .   1

          PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . .   2
               Eligibility  . . . . . . . . . . . . . . . . . . . . . .   2
               Participation  . . . . . . . . . . . . . . . . . . . . .   2
               Non-Eligibility  . . . . . . . . . . . . . . . . . . . .   2
               Plan Year  . . . . . . . . . . . . . . . . . . . . . . .   2

          HOW THE PLAN WORKS  . . . . . . . . . . . . . . . . . . . . .   2
               Plan Factors . . . . . . . . . . . . . . . . . . . . . .   2
               Notification of Participation  . . . . . . . . . . . . .   3
               Setting Broyhill Goals . . . . . . . . . . . . . . . . .   3

          MECHANICS OF DETERMINING AWARDS . . . . . . . . . . . . . . .   3
               Definitions of Terms . . . . . . . . . . . . . . . . . .   3
               Mechanics of Determining Awards  . . . . . . . . . . . .   4

          DISCRETIONARY AWARDS PROGRAM  . . . . . . . . . . . . . . . .   4

          PAYMENT OF AWARDS . . . . . . . . . . . . . . . . . . . . . .   5

          NO CONTRACT OF EMPLOYMENT . . . . . . . . . . . . . . . . . .   5
               EXHIBIT I  . . . . . . . . . . . . . . . . . . . . . . .   6
               EXHIBIT II . . . . . . . . . . . . . . . . . . . . . . .   7

                         BROYHILL FURNITURE INDUSTRIES, INC.

                                EXECUTIVE INCENTIVE PLAN
                                ------------------------


          1.  INTRODUCTION
              ------------
          This Executive Incentive Plan (the "Plan") has been designed for those management persons at the corporate offices of Broyhill Furniture Industries, Inc. ("Broyhill") who directly and substantially influence achievement of certain corporate goals. The Plan provides monetary awards for the achievement of those goals. In select cases, the Plan provides for additional special discretionary awards.

          The Plan is in addition to and assumes the existence of a base salary which is competitive, equitable, and subject to periodic performance-related adjustments.

          Broyhill believes that the total annual income of key employees should be influenced by their individual and collective effort, and that rewards should directly relate to the achievement of planned, meaningful results.

          2.  OBJECTIVES OF PLAN
              ------------------
          A.    Objectives.    The  Plan  has  been  created  with  several
          objectives in mind:

          (1)  to emphasize achievement of planned strategic objectives;

          (2)  to reinforce the importance of annual growth; and

          (3) to motivate and challenge participating executives through meaningful compensation opportunities.

          B.Award Achievement.   To achieve  these objectives, the  Plan is
          designed to:

          (1)provide for monetary awards of significant value related directly to measurable Broyhill results;

          (2)motivate participating individuals to achieve results beyond the routine of position responsibilities; and

          (3)be appropriate for both the level of responsibility and total compensation for the position.

          Total compensation, resulting from the combination of base salary and monetary awards under the Plan, is designed to be competitive with total compensation for similar positions in American industry.

          3.   PARTICIPATION
               -------------
               A. Eligibility. Only management persons whose performance directly and substantially influences the annual results of Broyhill will be considered for participation in the Plan. Ordinarily the extent of such influence will be reflected in the Bonus Percentage (as herein defined).

               B.   Participation
                    -------------
                    (1) At the start of each Plan Year Broyhill management will submit a list of proposed participants and Bonus Percentages for review and approval by the Executive Compensation and Stock Option Committee of the INTERCO INCORPORATED Board of Directors (the "Committee"). The Committee may in its discretion change the participants and Bonus Percentages.

                    (2) To earn an award, an individual must be designated a participant for the Plan Year and must participate effectively for a minimum of eight full months of the Plan Year.

                    (3) A participant who has lost time due to illness, or dies, retires or becomes totally disabled during the Plan Year, will be considered for an award under the Plan provided that his/her influence on goal achievement can be identified and that achievement of results can be measured.

               C.   Non-Eligibility
                    ---------------
                    (1) Any individual whose employment is terminated at any time during the Plan Year by reason of voluntary or encouraged resignation, or who is discharged, will not receive an award.

                    (2) Any individual who has been demoted at any time during the Plan Year to a position not included in the Plan will not receive an award.

               D.   Plan  Year.   The Plan  Year will  correspond with  the
                    Broyhill calendar fiscal year.


          4.   HOW THE PLAN WORKS
               ------------------
               A.   Plan  Factors.   There  are two  factors which  will be
                    measured in order to determine an award: opportunity and Broyhill performance.

                    (1)  Opportunity  is   the  potential  impact   that  a
                         participant may have on the achievement of goals. This is expressed by the Bonus Percentage.

                    (2) Broyhill Performance is the result of achievement. This is measured by the percentage of attainment of Broyhill's goals.

               B. Notification of Participation. Each participant's target Bonus Percentage will be communicated each Plan Year by delivery of the Participation Form (see Exhibit
                    II).

               C. Setting Broyhill Goals. At or prior to the beginning of each Plan Year, Broyhill management will recommend to the Committee for approval, one or more objective measurable performance goals for Broyhill (the "Goals") for such year, and the weighting to be assigned to each Goal. The Goals will be realistic, yet rigorous. They will be attainable, but attainment will require above average performance. The Committee may, in its discretion, approve management's recommendations or change the Goals and/or weightings.

          5.   MECHANICS OF DETERMINING AWARDS
               -------------------------------
               A.   Definitions of Terms
                    --------------------
                    (1) Bonus Percentage. The Bonus Percentage will be expressed as a percentage (not less than 10% and not more than 70%) of the participant's base
                         salary.    That  percentage  will   increase  with
                         significant increases in responsibility, thus recognizing the direct relationship between position responsibility and influence on Broyhill results. Participants who are promoted during a Plan Year to a position with a higher Bonus Percentage will receive a prorated award based on the percentage of the Plan Year spent in each position.

                    (2) Aggregate Target Amount. The Aggregate Target Amount will be expressed as a dollar amount, calculated by multiplying the participant's base annual salary rate (in effect on October 1 of the Plan Year) by the Bonus Percentage. The result will be the total award to which the participant will be entitled if Broyhill achieves 100% of all Goals for that Plan Year.

                    (3) Weighted Target Amounts. For each Goal a Weighted Target Amount will be calculated by multiplying the Aggregate Target Amount by the weighted percentage applicable to the Goal. The result for each Goal will be the portion of the total award to which the participant will be entitled if Broyhill achieves 100% of that Goal for that Plan Year. The sum of the Weighted Target Amounts will equal the Aggregate Target Amount.

               B.   Mechanics of Determining Awards.
                    -------------------------------
                    (1) Broyhill Performance. Broyhill's performance against the Goals will be measured by the percentage of achievement of each Goal. Broyhill's performance with respect to each Goal will be based upon audited results.

                    (2) Achievement of Target. The Plan is designed to provide the participant with 100% of his/her Weighted Target Amount with respect to each Goal if Broyhill achieves 100% satisfaction of that Goal.

                    (3) Minimum Broyhill Performance. Each Plan Year the Committee will establish a minimum percentage with respect to each Goal. Achievement below the minimum percentage will result in no award with respect to that Goal.

                         Under certain circumstances, the Committee may establish Goals the achievement of which contemplate reducing rather than increasing an amount, such as a reduced debt level or reduced SG&A expenses. In any such case, the percentage which will be applied to the Weighted Target Amount for such Goal will be inversely proportional to the performance against the Goal. For example, if a Goal is a year-end debt amount and the actual year-end debt is 105% of the Goal, the percentage of Weighted Target Amount to be paid with respect to that Goal would be 95%. In these circumstances, the minimum performance percentage will be expressed in terms of a figure greater than 100%.

                    (4)  Calculation   of  Award.      The  percentage   of
                         Broyhill's achievement of each Goal will be applied to the Weighted Target Amount for that Goal to determine the amount of the award payable with respect to that Goal. Awards will be calculated separately for each Goal, but will be aggregated and paid as one award check. The examples set forth in Exhibit I illustrate this calculation.

          6. DISCRETIONARY AWARDS PROGRAM. To recognize special needs, a discretionary awards program is part of this Plan. Its objective is to recognize the performance of Broyhill through a more qualitative evaluation, rather than a quantitative evaluation. This could occur, for example, if Broyhill does not achieve one or more Goals due to business or economic reasons beyond its control but, given these adverse circumstances, nonetheless performed well. Under such circumstances, a special award may be granted at the discretion of the Committee.

          7. PAYMENT OF AWARDS. Awards, to the extent immediately deductible as compensation expense by Broyhill for federal income tax purposes, less appropriate withholdings, will be paid by check as soon as practical after the audited close of a fiscal year. To the extent all or any portion of an award is not immediately deductible as compensation expense by Broyhill for federal income tax purposes, payment of such award or portion thereof, as the case may be, will be deferred until following termination of employment of the participant, whereupon such award or such portion thereof, as the case may be, plus simple interest at Broyhill's effective borrowing rate for the period of deferral, less appropriate withholdings, will be paid by check as soon as the same shall become immediately deductible as compensation expense by Broyhill for federal income tax purposes.

          8. NO CONTRACT OF EMPLOYMENT. Participation in the Plan shall not be considered an agreement to employ a participant for any period of time or in any position.

                                      EXHIBIT I
                                      ---------
          Assumptions:

                    Participant's Base Salary           $100,000
                    Bonus Percentage                     x   20%  of base
                                                                  salary
                                                         --------
                    Aggregate Target Amount              $20,000

                    Weighted Broyhill Goals:
                         Goal 1 (e.g., Net Sales)      Weighted 20%
                         Goal 2 (e.g., Pre-Tax Profit) Weighted 40%
                         Goal 3 (e.g., Cash Flow)      Weighted 40%

                    Weighted Target Amounts:
                         Goal 1  ($20,000 x 20%)       $ 4,000
                         Goal 2  ($20,000 x 40%)       $ 8,000
                         Goal 3  ($20,000 x 40%)       $ 8,000
                                                       -------
                                                       $20,000
          Example 1:

                    Broyhill Goal Achievement:
                         Goal 1                   90% of Goal
                         Goal 2                   100% of Goal
                         Goal 3                   110% of Goal

                    Award Payable:
                         Goal 1  (90% x $4,000)        $ 3,600
                         Goal 2  (100% x $8,000)       $ 8,000
                         Goal 3  (110% x $8,000)       $ 8,800
                                                       -------
                              TOTAL                    $20,400

          Example 2:

                    Broyhill Goal Achievement:
                         Goal 1                   100% of Goal
                         Goal 2                   50% of Goal
                         Goal 3                   160% of Goal

                    Award Payable:
                         Goal 1  (100% x $4,000)       $ 4,000
                         Goal 2  (0% x $8,000)         $ 0
                         Goal 3  (160% x $8,000)       $12,800
                                                       -------
                              TOTAL                    $16,800




               No award for achievement below minimum percentage of the Goal [e.g, 60%]

                                      EXHIBIT II
                                      ----------


                         BROYHILL FURNITURE INDUSTRIES, INC.

                               EXECUTIVE INCENTIVE PLAN
                               ------------------------

                                  Participation Form
                                  ------------------



             PARTICIPANT:  _____________________________________________

              BONUS PERCENTAGE FOR 1995:  ____________ %  OF BASE SALARY



                                                                 MINIMUM
                  GOALS FOR 1995         AMOUNT       WEIGHTING   PERCENT

               Net Sales                $514,690,050   33.3%        60%

               Pre-Tax Earnings         $ 53,959,500   33.3%        60%

               Pre-Tax Cash Flow (*)    $ 46,446,000   33.3%        60%


                    (*)  Excludes   all   impact   of   reconstruction   of
                         Particleboard Plant.